AGREEMENT AND PLAN OF REORGANIZATION
                     MRI Medical Diagnostics, Inc.


This Agreement is made as of the 20th day of June, 1997 by and among MRI Medical Diagnostics, Inc., a Colorado corporation (hereinafter referred to as "MRI") and Alpine Herbs & Nutrition International, Inc. a Nevada corporation having its principal office in Palm Desert, California (hereinafter referred to as "Alpine"), and is based on the following:


                               PREMISES

     A. This Agreement provides for the exchange of all of the outstanding common stock of Alpine for shares of common voting stock of MRI, all for the purpose of effecting a tax-free reorganization pursuant to Sections 354, 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

     B. The Boards of Directors of Alpine and MRI have agreed, subject to the conditions set forth in this Agreement, and by these premises do hereby evidence their agreement, that it is desirable and in the best interests of said corporations and their stockholders, that Alpine be held as a wholly-owned subsidiary of MRI. This Agreement is being entered into for the purposes of setting forth the terms and conditions of the exchange of the shares of Alpine into shares of MRI.


                               AGREEMENT

Now, therefore, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:


                               ARTICLE 1

           REPRESENTATIONS, COVENANTS AND WARRANTIES OF MRI

As an inducement to, and to obtain the reliance of Alpine, MRI represents and warrants as follows:

     1.1 ORGANIZATION, GOOD STANDING, POWER, ETC. MRI (i) is a corporation duly organized, validly existing and in good standing under the law of the State of Colorado; (ii) is qualified or authorized to do business as a foreign corporation and is in good standing in all jurisdictions in which qualification or authorization may be required; and (iii) has all requisite corporate power and authority, licenses and permits to own or lease and operate their properties and carry on their business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     1.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Upon execution of this Agreement by both parties MRI will furnish to Alpine's representatives complete and correct copies of (i) their

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Certificates of Incorporation, as amended to date, and (ii) their Bylaws, as amended to date. MRI's Certificate of Incorporation and Bylaws are in full force and effect, and they are not in violation of any of the provisions thereof.

     1.3 CAPITALIZATION. The authorized capital stock of MRI consists solely of 50,000,000 shares of Common Stock, no par value, (the "MRI Common Stock"), of which, on the date hereof 42,500,000 shares are issued and outstanding and no shares are held in the treasury of MRI. Subject to the Closing of this Agreement, MRI shall effectuate five (5) to one
(1) share reverse split resulting in 8,500,000 shares outstanding. At the Closing of this Agreement, 4,000,000 shares of MRI Common Stock will have been lawfully and validly issued to the Shareholders of Alpine. All of such issued and outstanding shares of the MRI Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. MRI also has authorized 10,000,000 shares of preferred stock, no par value, of which none is nor has ever been issued. All issued and outstanding shares are legally issued, fully paid and nonassessable, and were not issued in violation of the preemptive or other rights of any person.

     1.4 OPTIONS, WARRANTS, RIGHTS, ETC. MRI does not have outstanding any option, warrant or other right to purchase or convert any obligation into, any shares of MRI Common Stock, nor any instruments or obligations to confer or create such rights.

     1.5 SUBSIDIARIES. MRI has no subsidiaries, and MRI does not own a controlling interest in any capital stock of any corporation.

     1.6 AUTHORIZATION OF AGREEMENT. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by MRI.

     1.7 TAX MATTERS. On or before Closing, MRI will have prepared and filed with the appropriate United States, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns required to be filed through its March 31, 1996 Fiscal year; MRI will have paid all taxes shown on such tax returns to be payable or which have become due pursuant to any assessment, deficiency, notice, 30-day letter or similar notice received by it; and the provisions for income taxes payable in the Balance Sheets of MRI delivered to Alpine are sufficient for all accrued and unpaid taxes, whether or not disputed and for all periods to and including the date of such Balance Sheet. On or before Closing, MRI will provide true and accurate copies of all tax returns filed for the last three fiscal years.

     1.8 COMPLIANCE WITH APPLICABLE LAWS. The conduct by MRI of their business does not violate or infringe on any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of MRI , proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

     1.9 LITIGATION. There is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of MRI, threatened, against, relating to or affecting MRI or any of their properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of MRI is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or

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inquiry which may have any adverse effect upon the assets, properties or business of MRI, or the transactions contemplated by this Agreement. Neither MRI nor any officer, director, partner or employee of MRI , have been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by MRI. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring MRI to take any material action of any kind or to which MRI or their respective business, properties or assets are subject or bound. MRI are not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree or any court which would have a materially adverse impact upon MRI's operations or affairs.

     1.10 OTHER INFORMATION. MRI does not presently have any material contractual commitments, non-executive officer employees or employee benefit commitments. In addition, none of the information and documents made or to be made available by MRI or any of its representatives to Alpine or any of its representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

     1.11 NO ADVERSE CHANGES. Since the date of MRI's most recent audited financial statements, there has been no material adverse change in MRI's financial condition, assets, liabilities, or business.

     1.12 EXCHANGE ACT FILINGS AND FINANCIAL STATEMENTS. On or before Closing, MRI will have delivered to Alpine true and accurate copies of all Financial Statements and reports filed by MRI with the United States Securities and Exchange Commission (the SEC) pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the 1934 Act) through December 31, 1993 including without limitation, registration statements, 10-K's, 10-Q's, Form 8's, etc. for each of the annual, quarterly or other fiscal periods from the first to its last filings in 1993. MRI financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods and fairly present the financial position and results of operations of MRI as of the respective dates and for the periods indicated in such statements. The Balance Sheets of MRI included in the statements make full and adequate provision for all obligations, liabilities or commitments (fixed and contingent) of MRI as of their respective dates. As of the date of such financial statements, MRI had no material obligations, liabilities or commitments (fixed or contingent) not required to be reserved against in the foregoing financial statements or disclosed in the notes thereto in accordance with generally accepted accounting principles, and since the date of the most recent balance sheet has not incurred any material obligations, liabilities or commitments except the transactions contemplated by this Agreement. MRI will file all reports required of it under the 1934 Act as a result of this transaction, including a Form 8-K.

     1.13 SHAREHOLDER LIST. Upon execution of this Agreement by both parties, MRI shall furnish to Alpine a true and complete list of all shareholders of MRI, including name, address, telephone number, and relationship of any beneficial or indirect interests known to MRI or its officers, directors, or advisors, of greater than 5,000 shares individually and/or in the aggregate of such beneficial or indirect interests.

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                               ARTICLE 2

          REPRESENTATIONS, COVENANTS AND WARRANTIES OF ALPINE

As an inducement to, and to obtain the reliance of MRI, Alpine represents and warrants as follows:

     2.1 ORGANIZATION, GOOD STANDING, POWER, ETC. Alpine (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada (ii) is qualified or authorized to do business as a foreign corporation and is in good standing in all jurisdictions in which qualification or authorization may be required; and (iii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Upon execution of this Agreement by both parties, Alpine will furnish to MRI's representatives a complete and correct copy of (i) Alpine's Certificate of Incorporation, as amended to date; and (ii) Alpine's Bylaws, as amended to date. Alpine's Certificate of Incorporation and Bylaws are in full force and effect, and Alpine is not in violation of any of the provisions thereof.

     2.3 CAPITALIZATION. The authorized capital stock of Alpine will consist solely of 25,000 shares of Common Stock, no par value, (the "Alpine Common Stock"), of which, on the date hereof 25,000 shares are issued and outstanding and no shares are held in the treasury of Alpine. All of such issued and outstanding shares of Alpine Common Stock and preferred stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof.

     2.4 OPTIONS, WARRANTS, RIGHTS, ETC. Alpine does not have outstanding any option, warrant or other right to purchase or convert any obligation into, any shares of the Alpine Common Stock, nor any instruments or obligations to confer or create such rights.

     2.5 SUBSIDIARIES. Alpine does not have any subsidiaries and does not own a controlling interest in any capital stock of any corporation.

     2.6 AUTHORIZATION OF AGREEMENT. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by Alpine.

     2.7 FINANCIAL STATEMENTS. Alpine has delivered or will deliver prior to Closing, to MRI audited financial statements for its most recent fiscal year, together with unaudited interim financial statements for the five months ended May 31, 1997. These financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods, are correct and complete and fairly present the financial position and results of operations of Alpine as of the respective dates and for the periods indicated in such statements. The Balance Sheets of Alpine included in the statements make full and adequate provisions for all obligations, liabilities or commitments (fixed and contingent) of

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Alpine as of their respective dates.  As of the date of such financial statements, Alpine has no obligations, liabilities or commitments (fixed or contingent) not required to be reserved against in the foregoing financial statements or disclosed in the notes thereto in accordance with generally accepted accounting principles, except the transactions contemplated by this Agreement.

     2.8 MATERIAL CONTRACTS. Except as set forth herein, there has not occurred any default by Alpine or any event which with the lapse of time or the election of any person other than Alpine, or any combination thereof, will become a default, except defaults, if any, which will not result in any material loss to or liability of Alpine.

     2.9 PERMITS, LICENSES, ETC. Alpine has all permits, licenses, orders and approvals of federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as presently conducted.

     2.10 COMPLIANCE WITH APPLICABLE LAWS. The conduct by Alpine of its business does not violate or infringe upon any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of Alpine, proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

     2.11 LITIGATION. There is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of Alpine threatened, against, relating to or affecting Alpine or any of its properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of Alpine is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of Alpine, or the transactions contemplated by this Agreement. Neither Alpine nor any officer, director, partner or employee of Alpine, has been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by Alpine. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring Alpine to take any material action of any kind or to Alpine or its respective business, properties or assets are subject or bound. Alpine is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court which would have a materially adverse impact upon Alpine's operations or affairs.

     2.12 OTHER INFORMATION. None of the information and documents which have been furnished or made available by Alpine or any of its representatives to MRI or any of their representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

     2.13 INVESTMENT REPRESENTATION. The Alpine shareholders are acquiring the shares of MRI Common Stock issuable hereunder for their own account and agree not to distribute such Shares within the meaning of the Securities Act of 1933 (the 1933 Act) unless an appropriate registration statement has been filed with the SEC or unless an exemption from registration under

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the 1933 Act is available according to opinion of counsel for MRI.  Each certificate for Shares shall be stamped or otherwise imprinted with the following or a substantially similar legend:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") nor any state securities laws. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel acceptable to MRI that an exemption from such registration is available."

     On or before Closing, Alpine will obtain from all Alpine shareholders information and representations that said shareholders have sufficient investment sophistication and ability to take the financial risks associated with this transaction and those representations contained in this Section 2.13, which meet the standards for availability of an exemption from the registration requirements of the 1933 Act and from the registration and/or qualification requirements of any other applicable securities law. The foregoing notwithstanding, the Shares issuable hereunder may be registered in the name of or transferred to family members, trusts and other related parties.


                               ARTICLE 3

                           PLAN OF EXCHANGE

     3.1 THE EXCHANGE. The issued and outstanding shares of common stock of Alpine shall be converted into shares of MRI Common Stock as follows:

          (a) Each share of Alpine Common Stock outstanding on the Closing Date shall be converted into 160 shares of MRI Common Stock; or a total of approximately 4,000,000 shares of MRI Common Stock for all of the issued and outstanding shares of Alpine. MRI shall not issue or exchange any fractional shares or interests in the MRI Common Stock in connection with the foregoing conversion. If any holder of Alpine common stock would otherwise be entitled to a fractional share on exchange of such shares, MRI shall round the number of shares of the MRI Common Stock to be issued to such stockholder to the nearest whole share. The exchanged MRI Common Stock shall thereupon be validly issued and outstanding, fully paid, and nonassessable and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto.

          (b) After the Closing Date, each holder of an outstanding certificate which prior thereto represented shares of Alpine Common Stock shall be entitled, on surrender thereof to receive in exchange therefor a certificate or certificates representing the number of whole shares of MRI Common Stock into which the shares of Common Stock so surrendered shall have been converted as aforesaid in such denominations as such holder may request. Until so surrendered, each such outstanding certificate (which prior to the Effective Date of the exchange represented shares of Common Stock of Alpine) shall for all purposes evidence the ownership of the shares of MRI Common Stock into which such shares shall have been converted; provided, that dividends or other distributions which are payable in respect of shares of MRI Common Stock into which shares of Alpine shall not be paid to holders of certificates representing such shares of Alpine Common Stock until

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     such certificates shall have been surrendered in exchange for certificates representing MRI Common Stock. On such surrender, the holder(s) of such shares shall be entitled to receive such dividends or other distributions without interest.

     3.2 CLOSING. The Closing of the transactions contemplated by this Agreement shall take place on such date as may be agreed upon by the parties, but no later than July 15, 1997 (herein called the "Closing Date"), at the offices of MRI, 480 Camino Del Rio South, Suite 140, San Diego, California 92108, or such other time and location as the parties may mutually agree.

     3.3 CLOSING EVENTS. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

     3.4 DIRECTORS OF MRI. Effective on the Closing Date of this transaction, the Board of Directors of MRI shall consist of the individuals named by Alpine in Section 3.5 hereof, and the existing directors of MRI and any others shall have submitted their resignations to take effect at closing.

     3.5 OFFICERS OF MRI. Effective on the Closing Date of this transaction all existing executive officers and employees of MRI shall have submitted their resignations effective on Closing, and the Board shall have elected new officers of MRI to consist of the following persons:

     NAME                     OFFICE
     ----                     ------
     Ronald C. Hibbard        President, Treasurer, Director

     Rod Jones                Vice President, Secretary, Director

     Dr. Arnold Fox           Director


                               ARTICLE 4

                           SPECIAL COVENANTS

     4.1 DUE DILIGENCE. The parties hereto shall have up to and including June 30, 1997 within which to complete their due diligence investigations on the other party and the transaction contemplated hereunder. In the event either party hereto decides, in its sole discretion, not to proceed with the Closing based on its due diligence investigation, it shall notify the other in writing on or before 5:00 P.M. Pacific Time, June 30, 1997 of such decision and this Agreement, except of Sections 4.4, 4.5 and 6.11 shall become null and void, and no liability shall occur to any of the parties herein.

     4.2 EXCHANGE OF INFORMATION. Each party shall cooperate fully by exchanging information requested by the other party in a timely manner. Without in any manner reducing or otherwise

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mitigating the representations contained herein, each party and/or its attorneys shall have the opportunity to meet with the accountants and attorneys of the other party to discuss its respective legal and financial condition and this transaction. If this transaction is not completed, all documents received by each party and/or its attorney shall be returned to the other party and all such information so received shall be treated as confidential in accordance with Section 6.11.

     4.3 CONDUCT OF BUSINESS. Prior to Closing, MRI and Alpine shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither MRI or Alpine shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business and with notice to the other party.

     4.4 INDEMNIFICATION BY MRI. MRI agrees to indemnify, defend and hold Alpine and their respective shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by MRI to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by MRI under this Agreement. This Section shall survive the Closing or a decision not to proceed pursuant to Section 4.1.

     4.5 INDEMNIFICATION BY ALPINE. Alpine agrees to indemnify, defend and hold MRI and their respective shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Alpine to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Alpine under this Agreement. This Section shall survive the Closing or a decision not to proceed pursuant to Section 4.1.

     4.6 FILINGS PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934. After Closing, MRI (by its new management) agrees to file all necessary documents and information on the appropriate forms, with the SEC, which are necessary to bring current and maintain MRI as a full reporting company under the 1934 Act. Such filing(s) shall be made as soon as possible after the Closing.


     4.7 NASDAQ QUOTATION. After Closing, MRI (by its new management) agrees to use its best efforts to cause the outstanding shares of the MRI Common Stock to be included in the NASDAQ Stock Market as soon as reasonably possible upon meeting NASDAQ requirements.


                               ARTICLE 5

            CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES


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     5.1  ALPINE'S CLOSING CONDITIONS.  The obligations of Alpine hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

          (a) CLOSING DATE. The transactions contemplated by this Agreement shall be closed on or before July 15, 1991.

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of MRI made pursuant to Article 1 above, shall be true and accurate in all material respects as of the Closing Date.

          (c) Performance. MRI shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          (d) NO ADVERSE CHANGES. There shall not have been, since the date of the latest audited financial statements of MRI, any materially adverse change in MRI's financial condition, assets, liabilities or business.

          (e) OPINION OF MRI'S COUNSEL. MRI shall have delivered to Alpine an opinion of MRI's counsel dated the Closing Date to the effect that: (i) MRI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform its obligations thereunder; (ii) MRI is duly qualified to do business as a foreign corporation and is good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, operated or leased by it makes such qualification necessary; (iii) this Agreement has been duly authorized by all necessary corporate action on the part of MRI, has been duly executed and delivered by MRI and constitutes the legal, valid and binding obligation of MRI enforceable in accordance with its terms except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies; (iv) MRI has prepared and filed with the SEC all periodic reports required of it under the 1934 Act through December 31, 1993; (v) the Shares issuable hereunder have been duly authorized and will be validly issued; fully paid and non-assessable with no personal liability attaching to the ownership thereof; (vi) neither the execution, delivery and performance by MRI of this Agreement, nor compliance by MRI with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or will constitute a default under, the Articles of Incorporation or Bylaws of MRI or any agreement or instrument known to such counsel to which MRI is a party or by which MRI or any of its properties or assets are bound;
     (vii) there are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against MRI before any court or administrative agency, which have, in the opinion of such counsel, if adversely decided, will have any material adverse effect on the business or financial condition of MRI or which questions the validity of this Agreement or the Shares issuable hereunder. In rendering his opinion, counsel shall be allowed to rely on written representations of officers and directors of the Company as to factual matters without independent verification thereof.

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          (f)  CURRENT STATUS WITH SECURITIES AND EXCHANGE COMMISSION.
     MRI shall have prepared and filed with the SEC all periodic reports required under the 1934 Act pursuant to Section 15(d) thereof through December 31, 1993.

          (g) DUE DILIGENCE. Alpine shall have completed and be satisfied with its due diligence investigation of MRI pursuant to
     Article 4.


     5.2 MRI'S CLOSING CONDITIONS. The obligations of MRI hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

          (a) CLOSING DATE. The transactions contemplated by this Agreement shall be closed on or before July 15, 1997.

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Alpine made pursuant to Article 2 above, shall be true and accurate in all material respects as of the Closing Date.

          (c) PERFORMANCE. Alpine shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          (d) NO ADVERSE CHANGES. There shall not have been, since the date of the latest audited financial statements of Alpine, any materially adverse change in Alpine's financial condition, assets, liabilities or business.

          (e) OPINION OF ALPINE'S COUNSEL. Alpine shall have delivered to MRI, an opinion of Alpine's counsel dated the Closing Date to the effect that: (i) Alpine is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada has all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform its obligations thereunder; (ii) Alpine is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, operated or leased by it makes such qualification necessary; (iii) this Agreement has been duly authorized by all necessary corporate action on the part of Alpine, has been duly executed and delivered by Alpine and constitutes the legal, valid and binding obligation of Alpine, enforceable in accordance with its terms except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies; (iv) neither the execution, delivery and performance by Alpine of this Agreement, nor compliance by Alpine with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or will constitute a default under, the Articles of Incorporation or Bylaws of Alpine or any agreement or instrument known to such counsel to which Alpine is a party or by which Alpine or any of its properties or assets is bound; (v) there are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against Alpine before any court or administrative agency, which, in the opinion of such counsel, if adversely decided, will have any material adverse effect on the business or financial condition of Alpine or which questions the validity of this Agreement. In rendering their

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

     opinion, counsel shall be allowed to rely on written representations of officers and directors of the Company as to factual matters without independent verification thereof.

          (f) DUE DILIGENCE. MRI shall have completed and be satisfied with its due diligence investigation of Alpine pursuant to Article 4.

          (g) SHAREHOLDER APPROVAL. MRI shall have received on or before closing shareholder approval pursuant to Colorado law of the Reverse Split.


                               ARTICLE 6

                             MISCELLANEOUS

     6.1 EXPENSES AND FURTHER ASSURANCES. The parties hereto shall each bear their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement. Each party hereto will use its best efforts provide any and all additional information, execute and deliver any and all documents or other written material and perform any and all acts necessary to carry-out the intent of this Agreement.

     6.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations, warranties and covenants made as of the date of this Agreement and as of Closing, shall survive the closing of this transaction.

     6.3 SUCCESSORS AND ASSIGNS. All representations, warranties, covenants and agreements in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns whether so expressed or not.

     6.4 GOVERNING LAW. This Agreement is to be governed by and interpreted under the laws of the State of Colorado, without giving effect to the principles of conflicts of laws thereof.

     6.5 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) on date of delivery if delivered personally or (b) on the fifth day after being sent by certified mail, return receipt requested, with postage prepaid as follows:

     If to MRI addressed to:       Michael A. Sunstein, President
                                   MRI Medical Diagnostics, Inc.
                                   480 Camino Del Rio South #140
                                   San Diego, CA  92108

     If to Alpine, addressed to:   Ronald C. Hibbard
                                   73-260 El Paseo, Suite 3D
                                   Palm Desert, California  92260

     6.6 SECTION AND OTHER HEADINGS. The section and other headings herein contained are for convenience only and shall not be construed as part of this Agreement.

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

     6.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute but one and the same instrument.

     6.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     6.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffectual to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     6.10 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     6.11 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until this Agreement has been consummated, or for a period of one (1) year from the date of this Agreement if the transaction contemplated by this Agreement is not consummated it and its representatives will hold in strict confidence all data and information obtained with respect to the other party from any representative, Officer, Director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information has theretofore been publicly disclosed, is a matter of public knowledge or is required by law to be publicly disclosed; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date first above written.

                     MRI MEDICAL DIAGNOSTICS, INC.


By: /s/ Michael A. Sunstein             By: /s/ Jason Sunstein
   -----------------------------           -----------------------------
   Michael A. Sunstein, President          Jason Sunstein, Secretary



             ALPINE HERBS & NUTRITION INTERNATIONAL, INC.


By: /s/ Ronald C. Hibbard               By: /s/ Ronald C. Hibbard
   -----------------------------           -----------------------------
   Ronald C. Hibbard,                      Ronald C. Hibbard, Secretary
    Executive Vice President

                                   12